MITCHELL GEOLOGICAL SERVICES INC.

Suite 1028, 470 Granville St.,
Vancouver, BC CANADA V6C 1V5
OFFICE: Tel: (604) 684 4297
Fax: (604) 642 4217
Cell: (604) 306 5299

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as an expert for the registrant Kranti Resources, Inc.

Dated 13th of April, 2007

Yours truly,

Marvin A. Mitchell, P.Eng

HOME: Tel: (604) 736 2106
Fax: (604) 736 2170
e-mail: marvingeol@telus.net